                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


           We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Charlotte Russe Holding, Inc. for the registration of 4,500,000 shares of its common stock and to the incorporation by reference therein of our report dated October 19, 2001, with respect to the consolidated financial statements of Charlotte Russe Holding, Inc. included in its Annual Report (Form 10-K) for the year ended September 29, 2001, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP

San Diego, California
March 26, 2002